UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 23, 2007

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Public Media Works, Inc. (the “Company”) entered into a consulting agreement dated May 16, 2007 with Securities Compliance Inc. and Mark Smith relating to the appointment of Mr. Smith as the Company’s Chief Financial Officer. Mr. Smith is the sole shareholder of Securities Compliance Inc., and upon the effective date of the consulting agreement, became the Chief Financial Officer of the Company. The consulting agreement is for an initial term of ninety (90) days, and provides for the Company’s payment of $15,000 in compensation for the initial term, and reimbursement of all approved expenses. The description of the terms of the consulting agreement is qualified by reference to the complete copy of such agreement which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of May 23, 2007, the Board of Directors of the Company has appointed Mark Smith as the Chief Financial Officer of the Company. Since 2005, Mr. Smith has been a principal of Securities Compliance Inc., a consulting firm which works with private companies to register their securities, obtain stock market listings, and increase their exposure to capital markets. From 1999 to 2005, Mr. Smith served as Chief Financial Officer for Moving Bytes, Inc., a publicly traded company in the telecommunications and electronic messaging businesses which was subsequently merged with China Software Technology Group in mid-year 2005. Prior to 1999, Mr. Smith served as President for Interven Capital Corporation where he worked with Deloitte Touche to support the business development and capital formation efforts of client companies; managed multiple complex cross border mergers and multi-jurisdictional transactions; and negotiated and implemented acquisitions, dispositions and financings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.57	Consulting Agreement between the Company, Securities Compliance, Inc. and Mark Smith dated May 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: May 23, 2007	By:	/s/ Corbin Bernsen
Corbin Bernsen
Chief Executive Officer